Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Puritan Trust of our reports dated September 10, 2025, relating to the financial statements and financial highlights of Fidelity Low-Priced Stock Fund and Fidelity Low-Priced Stock K6 Fund, which appear in Fidelity Puritan Trust’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 19, 2025